Exhibit 99.1

Chief Executive Officer & Chief Financial Officer Certification

                In connection with the filing of the Annual Report on Form 10-K/A for the year ended December 31, 2002 (the “Report”) by Independent Bankshares, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.               The amended Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.               The information contained in the amended Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: April 17, 2003

/s/ Tom C. Nichols
Tom C. Nichols Chairman, President & Chief Executive Officer

/s/ Don E. Cosby
Don E. Cosby Executive Vice President & Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Independent Bankshares, Inc. and will be retained by Independent Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.